Exhibit 4.2

SEE RESTRICTIVE LEGEND ON REVERSE SIDE

SPECIMEN

EXHIBIT 4.2

Number
-0-

[Eagle Design]
SPECIMEN

Shares
000
Series E
Convertible Preferred

GEOVAX LABS, INC.

Incorporated Under the Laws of the State of Delaware
Total Authorized 610,000,000
Authorized 600,000,000 shares of Common Stock, $.001 Par Value
Authorized 10,000,000 shares of Preferred Stock, $.01 Par Value

This Certifies that ______[Name of Stockholder]_______ *is the registered holder of [Written number of shares——————————————] Shares*

of the Series E Convertible Preferred Stock of the above corporation, which are fully paid and non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*
this _______________ *day* *of* _______________ *A.D. 2018*

____
ROBERT T. MCNALLY, President

____
MARK W. REYNOLDS, Secretary

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The number of shares represented by this certificate may be less than the number set forth on the face as a result of conversion of shares. The Corporation will confirm the number of shares represented by this certificate upon written request made by the record holder.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

TEN COM - as tenants in common	UNIF GIFT MIN ACT - ____ Custodian ____ (Minor)
TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act _________ (State)
JT TEN - as joint tenants with right of survivorship	UNIF TRF MIN ACT - ____ Custodian _____ (Minor)
and not as tenants in common	under ______ (State) Uniform Transfer to Minors Act

For value received, the undersigned hereby sells, assigns and transfers unto	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Date, __________________________

In presence of ________________________________________